                                    BY-LAWS

                                      OF

                           CHUBB AMERICA FUND, INC.





                                            Effective:
                                            January 24, 1991

                               TABLE OF CONTENTS
                               -----------------
                                                        Page
                                                        ----

ARTICLE I - MEETINGS OF STOCKHOLDERS

      Section 1  - Annual Meeting
      Section 2  - Special Meetings
      Section 3  - Place of Meeting
      Section 4  - Notice of Meetings
      Section 5  - Waiver of Notice of Meetings
      Section 6  - Quorum
      Section 7  - Organization
      Section 8  - Order of Business
      Section 9  - Voting
      Section 10 - Proxies
      Section 11 - Required Vote
      Section 12 - Ballots
      Section 13 - Inspectors
      Section 14 - Consent of Stockholders in Lieu
                   of Meeting

ARTICLE II - BOLD OF DIRECTORS

      Section 1  - General Powers
      Section 2  - Number of Directors
      Section 3  - Election and Term of Directors
      Section 4  - Resignation
      Section 5  - Removal of Directors
      Section 6  - Vacancies
      Section 7  - Place of Meetings
      Section 8  - Annual and Regular Meetings
      Section 9  - Special Meetings; Notice

      Section 10 - Waiver of Notice of Meetings
      Section 11 - Quorum and Voting
      Section 12 - Organization
      Section 13 - Written Consent of Directors in Lieu

ARTICLE III - COMMITTEES

      Section 1  - Executive Committee
      Section 2  - Other Committees of the Board
      Section 3  - General

ARTICLE IV - OFFICERS, AGENTS AND EMPLOYEES

      Section 1  - Term and Titles
      Section 2  - Chief Executive Officer
      Section 3  - Resignations
      Section 4  - Removal of Officer, Agent or Employee
      Section 5  - Vacancies
      Section 6  - Compensation
      Section 7  - Bonds or Other Security
      Section 8  - The President
      Section 9  - The Vice Presidents
      Section 10 - The Treasurer
      Section 11 - The Secretary
      Section 12 - Delegation of Duties
      Section 13 - Authority and Duties of Officers

ARTICLE V - INDEMNIFICATION

      Section 1  - General Provisions

      Section 2  - Continuing Right
      Section 3  - Disabling Conduct
      Section 4  - Advancement of Legal Fees

ARTICLE VI - CAPITAL STOCK

      Section 1  - Stock Certificates
      Section 2  - Open Accounts in Lieu of Certificates
      Section 3  - Transfers of Shares
      Section 4  - Regulations
      Section 5  - Lost, Destroyed or Mutilated Certificates
      Section 6  - Fixing of a Record Date for Dividends and Distributions

ARTICLE VII - SEAL

ARTICLE VIII - FISCAL YEAR

      Section 1  - Fiscal Year
      Section 2  - Books and Records

ARTICLE IX - DEPOSITORIES AND CUSTODIANS

      Section 1  - Depositories
      Section 2  - Custodians

ARTICLE X - EXECUTION OF INSTRUMENTS AND BORROWING OF MONEY

      Section 1  - Execution of Instruments
      Section 2  - Checks, Notes, Drafts, etc.
      Section 3  - Sale or Transfer of Securities
      Section 4  - Loans
      Section 5  - Voting as Securityholder
      Section 6  - Facsimile Signatures

ARTICLE XI - AMENDMENTS

                                    BY-LAWS
                                    -------
                                      OF
                                      --
                           CHUEB AMERICA FUND. INC.
                           -----------------------


                                   ARTICLE I

                            MEETING OF STOCKHOLDERS
                            -----------------------


   Section 1. Annual Meeting. The annual meeting of the stockholders of the
              --------------
Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day during April of each year as shall be designated annually by the Board of Directors; provided that the Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

   Section 2. Special Meetings. Special meetings of the stockholders, unless
              ----------------
otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board or the President.

   Section 3. Place of Meeting. The annual meeting and any special meeting of
              ----------------
the stockholders shall be held at such place within the United States as the Board of Directors may determine from time to time.

   Section 4. Notice of Meetings. Notice of the place, date and time of the
              ------------------
holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than 10 nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. The Board of Directors may fix, in advance, a record date which shall not be less than 10 nor more than 90 days before the date of such meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

   Section 5. Waiver of Notice of Meetings. Notice of any meeting of
              ----------------------------
stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

   Section 6. Quorum. At all meetings of the stockholders, the holders of a
              ------
majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation or these ByLaws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

   Section 7. Organization. At each meeting of the stockholders, the Chairman of
              ------------
the Board, of in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

   Section 8. Order of Business. The order of business at all meetings of the
              -----------------
stockholders shall be as determined by the chairman of the meeting.

   Section 9. Voting. Each holder of record of shares of stock of the
              ------
Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every shares of such stock standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 4 of this Article, except as otherwise provided by the Articles of Incorporation, the General Corporation Law, the Investment Company Act of 1940, as amended, or other applicable law.

   Section 10. Proxies. Each stockholder entitled to vote at any meeting of
               -------
stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

   Section 11. Required Vote. Except as otherwise provided by statute, the
               -------------
Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

   Section 12. Ballots. If a vote shall be taken on any question other than the
               -------
election of directors, which shall be by written ballot, then, unless required by statute or these By-Laws or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

   Section 13. Inspectors. The Board may, in advance of any meeting of
               ----------
stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

   Section 14. Consent of Stockholders in Lieu of Meeting. To the fullest extent
               ------------------------------------------
permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders by law, by the Articles of Incorporation or by the By-Laws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock having voting power. The Board of Directors may fix, in advance, a record date to express consent to any corporate action in writing, not more than 90 days prior to any other action. If no such record date is fixed, the record date shall be the date on which the first written consent is received.

                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

   Section 1. General Powers. Except as otherwise provided in the Articles of
              --------------
Incorporation, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

   Section 2. Number of Directors. The number of directors shall be fixed from
              -------------------
time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than the minimum number required by the Maryland General Corporation Law nor more than nine. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article II at the time of such decrease. Directors need not be stockholders.

   Section 3. Election and Term of Directors. Except as otherwise provided in
              ------------------------------
Section 4 and 5 of this Article, the Directors shall be elected at each annual meeting of the stockholders held in accordance with Section 1 of Article 1 of these By-Laws. Each Director shall hold office until the expiration of the term for which such Director is elected and until a successor has been elected and has qualified, or until such Director's earlier death, resignation or removal. At each meeting of the stockholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and all annual meetings of stockholders.

   Section 4. Resignation. A Director of the Corporation may resign at any time
              -----------
be giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors, the President, a Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   Section 5. Removal of Directors. Any Director of the Corporation may be
              --------------------
removed with or without cause by the stockholders by a vote of a majority of the votes entitled to be cast for the election of Directors at any meeting of stockholders, duly called and at which a quorum is present.

   Section 6. Vacancies. Any vacancies in the Board, whether arising from death,
              ---------
resignation, removal, an increase in the number of Directors or any other cause, shall be filled by a vote of the majority of the Directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining Directors if, after the filling of said vacancy or vacancies, less than two--thirds of the Directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a Director which vacancy may not be filled by the remaining Directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days, for the purpose of filling said vacancy or vacancies. Any directors elected or appointed to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor shall have been chosen and qualifies or until his earlier resignation and removal.

   Section 7. Place of Meetings. Meetings of the Board may be held at such place
              -----------------
as the Board may from time to time determine or as shall be specified in the notice of such meeting.

   Section 8. Annual and Regular Meetings. An annual organizational meeting of
              ---------------------------
the Board of Directors shall be held immediately following adjournment of the annual meeting of stockholders held in accordance with Section 1 of Article 1 of these By-Laws at the place of such annual meeting. Notice of such meeting of the Board need not be given. The Board from time to time may provide for the holding of other regular meetings and fix the place (which may be within or without the State of Maryland) and time of such meetings. Notice of regular meetings need not be given, except that if the Board shall change the time or place of any regular meeting, notice of such action shall be promptly communicated personally or by telephone or sent by first class mail, telegraph, radio or cable, to each Director who shall have not been present at the meeting at which such action was taken, addressed to such Director at such Director's residence, usual place of business or other address designated with the Secretary for such purpose.

   Section 9. Special Meetings; Notice. Special meetings of the Board of
              ------------------------
Directors shall be held whenever called by the Chairman of the Board or the President, or in the absence or disability of both, by any Vice President, or by the Secretary at the request of any two Directors, at such place (within or without the State of Maryland) as may be specified in the respective notices or waivers of notice of such meeting. Except as otherwise provided by law, a notice of each special meeting, stating the time and place thereof, shall be mailed to each Director addressed to such Director's residence, usual place of business or other address designated with the Secretary for such purpose, at least two business days before the special meeting is to be held, or shall be sent to such Director at such place by telegraph, radio or cable, or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice may be waived in accordance with Section 10 of this Article.

   Section 10. Waiver of Notice of Meetings. Notice of any special meeting need
               ----------------------------
not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

   Section 11. Quorum and Voting. One-third, but not less than two, of the
               -----------------
members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise required by statute, the Articles of Incorporation, these By-Laws, or other applicable laws and regulations, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. The following actions shall each require the affirmative vote of a majority of the Directors who are not parties to any such contract or interested persons of any such party so long as the Corporation is subject to the provisions of the Investment Company Act of 1940, as amended:
(a) the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof,
(b) the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, (c) the selection of the Corporation's independent public accountants and (d) any plan, together with the agreements related thereto, by which the Corporation engages directly or indirectly in the financing of the sale of shares issued by the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

   Section 12. Organization. The Board shall, by resolution adopted by a
               ------------
majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another Director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

   Section 13. Written Consent of Directors in Lieu of a Meeting. Any action
               -------------------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, if the consents are filed with the minutes of the proceedings of the Board or committee, and if the presence in person of members of the Board or committee is not required by the Investment Company Act of 1940, as amended, or other applicable law.

   Section 14. Compensation. Directors may receive compensation for services to
               ------------
the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

   Section 15. Manner of Acting. To the extent consistent with law, the Articles
               ----------------
of Incorporation and the By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors or of any Committee thereof may participate in a meeting of the Board or of such Committee, as the cause may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except as otherwise required by the Investment Company Act of 1940, as amended, or other applicable law.

                                  ARTICLE III

                                  COMMITTEES
                                  ----------

   Section 1. Executive Committee. The Board may designate an Executive
              -------------------
Committee consisting of two or more of the Directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect of all matters other than:

   (a) The recommendation to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;

   (b) The filling of vacancies on the Board of Directors;

   (c) The fixing of compensation of the Directors for serving on the Board or on any committee of the Board, including the Executive Committee;

   (d) The approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;

   (e) The amendment or repeal of these By-Laws or the adoption of new By-Laws;

   (f) The amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;

   (g)  The declaration of dividends;

   (h) The approval of any merger or share exchange which does not require shareholder approval; and

   (i) The issuance of capital stock of the Corporation, except to the extent permitted by the Maryland General Corporation Law.

   The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

   Section 2. Other Committees of the Board. The Board of Directors may from
              -----------------------------
time to time, designate one or more other committees of the Board, each such committee to consist of such number of Directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

   Section 3. General. One-third, but not less than two, of the members of any
              -------
committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting. The act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

                                  ARTICLE IV

                        OFFICERS, AGENTS AND EMPLOYEES
                        ------------------------------

   Section 1. Term and Titles. The officers of the Corporation shall be elected
              ---------------
or appointed by the Board of Directors and shall hold office at the pleasure of the Board or until the election or appointment and the qualification of a successor. There shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect or appoint such other officers and agents, having such titles and with such responsibilities (including but not limited to assistants of the titles previously mentioned) as it deems appropriate. The Board of Directors from time to time may delegate to the chief executive officer the power to appoint each such officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified in more than one capacity.

   Section 2. Chief Executive Officer. The Board of Directors may from time to
              -----------------------
time determine who among the officers and in what order, shall act as chief executive officer. In the absence of such determination the President shall be the chief executive officer. Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall supervise the carrying out of the policies adopted or approved by the Board, shall exercise a general supervision and superintendence over all the business and affairs of the Corporation and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

   Section 3. Resignations. Any officer may resign at any time by delivering a
              ------------
signed notice of resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

   Section 4. Removal of Officer. Agent or Employee. Any officer, agent or
              -------------------------------------
employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contact rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

   Section 5. Vacancies. A vacancy in any office, whether arising from death,
              ---------
resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

   Section 6. Compensation. The compensation of the officers of the Corporation
              ------------
shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

   Section 7. Bonds or Other Security. If required by the Board, any officer,
              -----------------------
agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

   Section 8.  The President. The President shall have the following powers and
               -------------
duties:

   (a) He shall be the chief operating officer of the Corporation. Subject to the direction of the Board of Directors and (if the President is not also the chief executive officer) the chief executive officer, he shall have general charge of the operations of the business, affairs and property of the Corporation and general operation of its officers, employees and agents.

   (b) Subject to these By-Laws, the President shall exercise all powers and perform all duties incident to the office of president and chief operating officer of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board or by the chief executive officer (if the President is not also the chief executive officer).

   Section 9.  The Vice Presidents. Each Vice President shall exercise such
               -------------------
powers and perform such duties as from time to time may be assigned to such Vice President by the Board of Directors, the chief executive officer or the President. In the absence or during the disability of the President, the Vice President designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice President present shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

   Section 10. The Treasurer. Except as may otherwise be provided by the Board
               -------------
of Directors, the Treasurer shall have the following powers and duties:

   (a) To have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation;

   (b) To cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as shall be selected in accordance with Article IX of these By-Laws;

   (c) To cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in these By-Laws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

   (d) To render to the Board of Directors or the chief executive officer, whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation;

   (e) To be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation; and

   (f) To perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the chief executive officer or the President.

   Section 11. The Secretary. Except as may otherwise be provided by the Board
               -------------
of Directors, the Secretary shall have the following powers and duties:

   (a) To keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors;

   (b) To cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these By-Laws and as required by law;

   (c) To be the custodian of the records and of the seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed may attest the same;

   (d) To have charge of the stock books and ledgers of the Corporation and to cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record;

   (e) To perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these By-Laws or as may be assigned to the Secretary from time to time by the Board of Directors, the chief executive officer or the President; and

   (f) To the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these ByLaws, to one or more officers, agents or employees of the Corporation.

   Section 12. Delegation of Duties. In case of the absence of any officer of
               --------------------
the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

   Section 13. Authority and Duties of Officers. The officers of the Corporation
               --------------------------------
shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, or to the extent not so provided, by the chief executive officer and other officers acting pursuant to the chief executive officer's authority, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The chief executive officer may at any time suspend any officer, other than an officer who is a Director, from any duties and authority for a period not exceeding 90 days.

                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

   Section 1.  General Provisions. The Corporation shall indemnify or advance
               ------------------
any expenses to Directors and officers to the extent permitted or required by the Maryland General Corporation Law, provided, however, that the Corporation shall only be required to indemnify or advance expenses to any person, other than a Director, to the extent specifically approved by resolution adopted by the Board of Directors in accordance with applicable law.

   Section 2.  Continuing Right. The indemnification provided hereunder shall
               ----------------
continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Section 3.  Disabling Conduct. Nothing contained in this Article shall be
               -----------------
construed to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his office. Such conduct is described herein as "Disabling Conduct". The means for determining whether indemnification shall be made shall be (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of such Disabling Conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that such person was not liable by reason of such Disabling Conduct, made (a) by the vote of a majority of a quorum of Directors who are neither "interested" persons of the Corporation (as defined in the Investment Company Act of 1940, as amended) nor parties to the proceeding or (b) by an independent legal counsel in a written opinion.

   Section 4. Advancement of Legal Fees. Nothing contained in this Article shall
              -------------------------
be construed to permit the advancement of legal expenses for the defense of a proceeding brought by the Corporation or its security holders against a Director or officer of the Corporation unless an undertaking is furnished by or on behalf of such person to repay the advance (unless it is ultimately determined that he is entitled to indemnification) and such person complies with at least one of the following conditions: (1) he shall provide a security for his undertaking,
(2) the Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Directors who are neither interested persons (as defined in the Investment Company Act of 1940, as amended) nor parties to the proceeding, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, as opposed to a full trial-type inquiry, that there is reason to believe that such person ultimately will be found entitled to indemnification.

                                  ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

   Section 1. Stock Certificates. Each holder of stock of the Corporation shall
              ------------------
be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

   Section 2. Open Accounts in Lieu of Certificates. The Corporation shall, for
              -------------------------------------
any holder of stock who has not requested issuance of a certificate, maintain or cause to be maintained an open account in which shall be recorded such stockholder's ownership c~ stock and all changes therein. Certificates need not be issued for shares so recorded in an open account unless and until requested by the stockholder.

   Section 3. Transfer of Shares. Transfers of shares of the Corporation shall
              ------------------
be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

   Section 4. Regulations. The Board may make such additional rules and
              -----------
regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

   Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any
              -----------------------------------------
certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

   Section 6. Fixing of a Record Date for Dividends and Distributions. The Board
              -------------------------------------------------------
may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests. In such case, only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                                  ARTICLE VII

                                     SEAL
                                     ----

   The seal of the Corporation shall be in the form adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or to place the word "(seal)" adjacent to the signature to the authorized officer of the Corporation, or in any other lawful manner.

                                 ARTICLE VIII

                                  FISCAL YEAR
                                  -----------

   Section 1. Fiscal Year. Unless otherwise determined by the Board, the fiscal
              -----------
year of the Corporation shall end on the 31st day of December in each year.

   Section 2. Books and Records. Except to the extent otherwise required by law,
              -----------------
the books and records of the Corporation shall be kept at such place or places (within or without the State of Maryland) as may be determined from time to time by the Board of Directors.

                                  ARTICLE IX

                          DEPOSITORIES AND CUSTODIANS
                          ---------------------------

   Section 1. depositories. The funds of the Corporation shall be deposited with
              ------------
such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

   Section 2. Custodians. All securities and other investments shall be
              ----------
deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with all applicable law, rules and regulations.

                                   ARTICLE X

                EXECUTION OF INSTRUMENTS AND BORROWING OF MONEY
                -----------------------------------------------

   Section 1. Execution of Instruments. Except as may otherwise be provided in a
              ------------------------
resolution adopted by the Board of Directors, the Chairman of the Board, the President, or any Vice President may enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any Vice President designated by a number or a word or words added before or after the title Vice President to indicate rank or responsibilities, but not an Assistant Vice President, shall be a Vice President for the purposes of this Article. The Board may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

   Section 2. Checks. Notes. Drafts, etc. Checks, notes, drafts, acceptances,
              --------------------------
bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

   Section 3. Sale or Transfer of Securities. Stock certificates, bonds or other
              ------------------------------
securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of, subject to any limits imposed by these By-laws, and pursuant to authorization by the Board. When so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, they may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary.

   Section 4. Loans. No loan or advance shall be contracted on behalf of the
              -----
Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidence of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation, and in return for any such loans or advances may execute and deliver notes, bonds or other evidence of indebtedness of the Corporation.

   Section 5. Voting as a Securityholder. The Chairman of the Board, the
              --------------------------
president and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

   Section 6. Facsimile Signatures. The Board of Directors may authorize the use
              --------------------
of a facsimile signature or signatures on any instrument. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before such instrument is issued, such instrument may be issued with the same effect as if such person had been such officer at the time of its issue.

                                  ARTICLE XI

                                  AMENDMENTS
                                  ----------

   All By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new By-Laws may be made, by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. All By-Laws of the Corporation, other than this Section and any other Section that provides it may be amended or repealed only by the stockholders, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new By-Laws may be made, by resolution adopted by a majority of the whole Board of Directors. Notwithstanding anything herein to the contrary, no amendment or repeal of Article V of these By-Laws shall affect adversely any then existing right of any Director or officer.